                                                            EXHIBIT 4.3
                                                            Speciman Global Note

                                KITTY HAWK, INC.

                      9.95% Senior Secured Notes Due 2004

                                                              CUSIP: 498326 AA 5
No. _________                                                 $________________

               KITTY HAWK, INC., a Delaware corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to Cede & Co., or its registered assigns, the principal sum of __________________________ Dollars ($ __________) on November
15, 2004.

               Interest Payment Dates: May 15 and November 15, commencing May 15, 1998.

               Regular Record Dates:  May 1 and November 1.

               Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

THIS NOTE WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER
SECTION 5 OF THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCES. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON EXEMPTIONS FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d), IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT WITH RESPECT TO SUCH TRANSFER, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO KITTY HAWK, INC. (THE "COMPANY") OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT AT MATURITY OF NOTES OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF INTERESTS IN THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.08 OF THE INDENTURE.

               IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:  November 19, 1997                   KITTY HAWK, INC.


                                           By:
                                               --------------------------------
                                               Name:   M. Tom Christopher
                                               Title:  Chairman of the Board and
                                                       Chief Executive Officer



                                           By:
                                               --------------------------------
                                               Name:   Richard R. Wadsworth
                                               Title:  Senior Vice President
                                                       -- Finance, Chief
                                                       Financial Officer and
                                                       Secretary





                   (Trustee's Certificate of Authentication)



This is one of the 9.95% Senior Secured Notes Due 2004 described in the within mentioned Indenture.

                                           BANK ONE, NA,
                                               as Trustee


                                           By:
                                               --------------------------------
                                               John Beacham
                                               Trust Officer

                                KITTY HAWK, INC.

                       9.95% Senior Secured Note Due 2004



1.  Principal and Interest.

               The Company will pay the principal of this Note on November 15, 2004.

               The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate per annum shown above.

               Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the May 1 or November 1 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing May 15, 1998.

               If the exchange offer contemplated by Registration-Statement under the Securities Act is not consummated or, if required, a Shelf Registration Statement under the Securities Act with respect to resales of the Notes is not declared effective by the Commission, on or before May 19, 1998, in accordance with the terms of the Registration Rights Agreement dated as of November 19, 1997, between the Company, the Guarantors and Morgan Stanley & Co. Incorporated, BT Alex. Brown Incorporated and Fieldstone FPCG Services, L.P., then the interest rate per annum accruing on the Notes shall, effective May 19, 1998, be increased by 0.5% per annum, until the exchange offer is completed or such Shelf Registration Statement is declared effective. The Holder of this
Note is entitled to the benefits of such Registration Rights Agreement.

               Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 19, 1997; provided that, if there is no existing default in the payment of interest and this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

               The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate borne by the Notes.

2.  Method of Payment.

               The Company will pay interest (except defaulted interest) on the principal amount of the Notes as provided above on each May 15 and November 15 to the persons who are Holders (as reflected in the Security Register at the close of business on the May 1 and November 1 immediately preceding the Interest Payment Date), in each case, even if the Note is canceled on registration of transfer, registration of exchange, redemption or repurchase after such record date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Note to a Paying Agent on or after November 15, 2004.

               The Company will pay principal, premium, if any, and as provided above, interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company, at its option, may pay principal, premium, if any, and interest by its check payable in such money. It may mail an interest check to a Holder's registered address (as reflected in the Security Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.


3.  Paying Agent and Registrar.

               Initially, the Trustee will act as authenticating agent, Paying Agent and Registrar. The Company may change any authenticating agent, Paying Agent or Registrar without notice. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.


4.  Indenture; Limitations.

               The Company issued the Notes under an Indenture dated as of November 19, 1997 (the "Indenture"), between the Company, the Guarantors and Bank One, NA, as trustee and collateral trustee (collectively, the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

               The Notes are senior secured obligations of the Company.

5.  Redemption.

               The Notes will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, on or after November 15, 2001 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last address as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period commencing November 15, of the years set forth below:

                                                                Redemption
                 Year                                              Price
                 ----                                          -------------
                 2001                                           104.975%
                 2002                                           102.488%
                 2003                                           100.000%

                 In addition, at any time prior to November 15, 2000, the Company may redeem up to 35% of the principal amount of the Notes with the proceeds of one or more Public Equity Offerings, at any time or from time to time, at a Redemption Price (expressed as a percentage of principal amount) of 109.95%, plus accrued and unpaid interest to the Redemption Date (subject to the rights of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment
Date); provided that at least $150 million aggregate principal amount of Notes remains outstanding after each such redemption.

                 Notice of any optional redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his last address as it appears in the Security Register. Notes in denominations larger than $1,000 may be redeemed in part. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.


6.  Repurchase upon Change of Control Triggering Event.

                 Upon the occurrence of a Change of Control Triggering Event, the Company must commence, within 30 days of the occurrence of a Change of Control Triggering Event, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount thereof, plus accrued interest (if any) to the Payment Date.

                 Notes in denominations larger than $1,000 may be sold to the Company in part. On and after the Payment Date, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Company, unless the Company defaults in the payment of the Change of Control Payment.


7.  Denominations; Transfer; Exchange.

                 The Notes are in registered form without coupons in denominations of $1,000 of principal amount and any integral multiple in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption.


8.  Persons Deemed Owners.

                 A Holder shall be treated as the owner of a Note for all purposes.


9.  Unclaimed Money.

                 If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.


10.  Discharge Prior to Redemption or Maturity.

                 The Company or the Guarantors generally will be discharged from the Indenture and the Notes, except in certain circumstances for certain sections thereof, if, among other things, the Company and the Guarantors (A) deposit with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Notes and (B) deliver (i) an Opinion of Counsel or Internal Revenue Service ruling directed to the Trustee with respect to the tax effects of such deposits and (ii) an Opinion of Counsel concerning Investment Company Act of 1940 and United States Bankruptcy Code ramifications of the deposits, (C) in conjunction with such deposits, ensure there is an absence of certain Events of Default and (D) provide an Opinion of Counsel concerning the potential delisting of the Notes from a national securities exchange as a result of the deposits; provided that if simultaneously with the deposit of the money and/or U.S. Government Obligations referred to in (A) above, the Company or any Guarantor has caused an irrevocable, transferable, standby letter of credit to be issued by a bank with capital and surplus exceeding the principal amount of the Notes then outstanding, expiring not earlier than 180 days from its issuance, in favor of the Trustee which permits the Trustee to draw an amount equal to the principal, premium, if any, and accrued interest on the Notes through the expiry date of the letter of credit, then the Company and the Guarantors will be deemed to have paid and discharged any and all obligations in respect of the Notes on the date of the deposit and issuance of the letter of credit.


11.  Amendment; Supplement; Waiver.

                 Subject to certain exceptions, the Indenture, the Escrow and Security Agreement or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture, the Note Guarantees or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that, in the opinion of the Board of Directors of the Company evidenced by a Board resolution, does not materially and adversely affect the rights of any Holder.


12.  Restrictive Covenants.

                 The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to Incur additional Indebtedness, make Restricted Payments, suffer to exist restrictions on the ability of Restricted Subsidiaries to make certain payments to the Company, issue Capital Stock of Restricted Subsidiaries, engage in transactions with Affiliates, suffer to exist or incur Liens, or merge, consolidate or transfer substantially all of its assets. On or before a date not more than 90 days after the end of each fiscal year, the Company shall deliver to the Trustee an Officers' Certificate stating whether or not the signers know of any Default or Event of Default under such restrictive covenants or a Collateral Access Event.

13.  Successor Persons.

                 When a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.


14.  Defaults and Remedies.

                 The following events constitute "Events of Default" with respect to the Notes under the Indenture: (a) the Company defaults in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise; (b) the Company defaults in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;
(c) the Company defaults in the performance or breaches the provisions of Article Five or fails to make or consummate an Offer to Purchase in accordance with Section 4.11 or Section 4.14; (d) the Company or any Guarantor defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture or under the Notes (other than a default specified in clause
(a), (b) or (c) above) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes; (e) there occurs with respect to any issue or issues of Indebtedness of the Company or any Guarantor or Significant Subsidiary having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Guarantor or Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company, any Guarantor or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days; (h) the Company, any Guarantor or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; or (i) any Note Guarantee shall cease to be, or shall be asserted in writing by the Company or any Guarantor not to be, in full force and effect or enforceable in accordance with its terms.

                 If an Event of Default, except for certain ones, or a Collateral Access Event, as defined in the Indenture, occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes, then outstanding, may declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.


15.  Security.

                 The Collateral securing the Notes will consist of (i) nine Boeing 747s (including the Optioned Boeing 747s), eight Lockheed L-1011s and thirteen Boeing 727s, along with the Engines, (ii) all insurance and requisition proceeds and other similar payments with respect to each of the Aircraft, (iii) all monies or securities deposited or required to be deposited with the Trustee, (iv) any purchase agreements and any related documentation to the extent assignable for each Aircraft, (v) all logs, data and records related to the Aircraft, (vi) the Pledged Securities on deposit in the Escrow Account, the Escrow Account and certain related assets, (vii) all rights of any Owner under any Lease relating to any Aircraft, and (viii) all proceeds of the foregoing. The Pledged Securities shall be sufficient to provide for (i) the purchase of the two Optioned Boeing 747s or other Eligible Aircraft and (ii) the conversion of such Aircraft to freighter configuration.

16.  Trustee Dealings with the Company.

                 The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.


17.  No Recourse Against Others.

                 No incorporator, stockholder, other officer, director, employee or controlling person of the Company or any Guarantor or of any successor Person thereof shall have any liability for any obligations of the Company under the Notes, the Guarantees, the Escrow and Security Agreement or the Indenture or for any claim based on, or otherwise in respect of or by reason thereof, such obligations or their creation. Each Holder by accepting a Note expressly waives and releases all such liability. The waiver and release are a condition of, and part of the consideration for the issuance of the Notes and the related Guarantees.


18.  Guarantees.

                 The Company's obligations under the Notes are irrevocably guaranteed by the Guarantors.


19.  Authentication.

                 This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

20.  Abbreviations.

                 Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

                 The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Kitty Hawk, Inc., P.O. Box 612787, 1515 West 20th Street, Dallas/Fort Worth International Airport, TX 75261, Attention: Chief Financial Officer

                           [FORM OF TRANSFER NOTICE]


                 FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.


-----------------------------------------------------------------------------
Please print or typewrite name and address including zip code of assignee

-----------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing _________________________________ attorney to transfer said Note on the books of the Company with full power of substitution in the premises.


                    [THE FOLLOWING PROVISION TO BE INCLUDED
                    ON ALL NOTES OTHER THAN EXCHANGE NOTES]

         In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date the shelf registration statement is declared effective or (ii) the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                  [Check One]

[  ] (a)         this Note is being transferred in compliance with the
                 exemption from registration under the Securities Act of 1933 provided by Rule 144A thereunder.

                                       or

[  ] (b)         this Note is being transferred other than in accordance with
                 (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.08 of the Indenture shall have been satisfied.

Date:
     -----------------      ---------------------------------------------------
                            NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.



TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

         The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
     -----------------      ---------------------------------------------------
                            NOTICE:  To be executed by an executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE


                 If you wish to have this Note purchased by the Company pursuant to an Offer to Purchase in accordance with the terms of the Indenture, check the Box: [ ]

                 If you wish to have a portion of this Note purchased by the Company pursuant to an Offer to Purchase in accordance with the terms the Indenture, state the amount: $___________________.

Date:
               ---------------------------------------------------

Your Signature:
               -----------------------------------------------------------------
              (Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:(1)
                    ------------------------------------------------------------





-----------------------------------

(1) The Holder's signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Exchange Act.